Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-135254) on Form S-8 of our report dated March 14, 2008, included in the Annual Report on Form 10-KSB of Ottawa Savings Bancorp, Inc. for the year ended December 31, 2007.

Champaign, Illinois

March 19, 2008